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                                                                   EXHIBIT 10.18


                                AGREEMENT OF SALE
                                  AND PURCHASE


         This Agreement of Sale and Purchase (this "Agreement") dated as of the 29th day of November, 1999, is between Austin Funding.com Corporation, a Nevada corporation ("Buyer") and the undersigned Greater South Texas Savings Bank, FSB stockholders ("Sellers").

                              W I T N E S S E T H:

         WHEREAS, Sellers own 4,444 shares, or approximately 59%, ("Sellers' Shares") of the 7,500 issued and outstanding shares ("Shares") of Common Stock of Greater South Texas Savings Bank, FSB (the "Bank"); and

         WHEREAS, Buyer desires to acquire, upon the terms and subject to the conditions for the consideration herein set forth, Sellers' Shares and to later make a tender offer for the remaining capital stock of the Bank; and

         WHEREAS, Sellers desire to sell Sellers' Shares upon the terms and subject to the conditions and for the consideration herein set forth;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Closing; Sale and Purchase of Stock.

                  (a) Closing. The closing (the "Closing") of the transactions provided for in this Agreement shall take place at the offices of Buyer's counsel at 111 Congress Avenue, Suite 1000, Austin, Texas, at 10:00 a.m. on the fifteenth (15th) business day following the last of the conditions precedent set forth in Sections 6 and 7 hereof is satisfied (or waived, as the case may be) or such other date as may be mutually approved in writing by Buyer and Sellers such date being herein referred to as the "Closing Date." If the Closing has not occurred prior to March 31, 2000 or such later date as shall be mutually approved in writing by Buyer and Sellers, this Agreement shall be null and void; and all parties shall be relieved therefrom without any liability or obligation to each other or to any person except with regard to Section 8(n) of this Agreement which shall remain in full force and effect.

                  (b) Sale and Purchase. At the Closing, Sellers shall deliver to Buyer certificates representing Sellers' Shares, duly endorsed in blank or accompanied by duly executed stock powers in blank, and in proper form for transfer, with signatures guaranteed by a national or state bank. In consideration therefor, Buyer shall on the Closing Date deliver or cause to be delivered to each of the Sellers a check for the purchase price of their respective Seller Shares. The purchase price for each of the Seller Shares will be the price per share equal to 1.5 times the Book Value Per Share of the Bank as of the Closing Date. As used in this Agreement, the term "Book Value Per Share" shall mean the common shareholders' equity of the Bank on a per share basis as calculated by independent certified public accountants of the Buyer's choosing and pursuant to GAAP.


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         2. Due Diligence Review.

                   (a) Information. Sellers will provide Buyer with all information they may have regarding the Bank, including copies of annual reports, meeting notices, financial information, shareholder lists, stock certificates, proxies and other similar information that the Sellers may have collected as a shareholder of the Bank. From the date of this Agreement until the Closing Date, Sellers will provide Buyer with copies of all information or communications it receives related to the Bank. Sellers will cooperate with Buyer in making requests for information from officers and directors of the Bank. Seller acknowledges and consents to Buyer and its representatives communicating with and collecting information form the Bank's officers, directors and shareholders in an effort to conduct its due diligence review and complete the transactions contemplated herein. Seller further acknowledges that in order for Buyer to conduct its due diligence review as contemplated in subsection (b) hereof, the Buyer must receive full and free access to the Bank's personnel, properties (including subsurface testing), contracts, books and records, examination reports, environmental reports, audits, shareholder lists and other existing documents and data as buyer may reasonably request (the "Bank Information").

                  (b) Buyer's Review. Buyer's obligations in this Agreement are specifically subject to Buyers' completion of a financial, technical and legal audit of the Bank by Buyer, conducted by such accountants, technical employees and attorneys as Buyer may desire, confirming to Buyer's sole satisfaction that the assets, loans, securities, liabilities, deposits, insurance of accounts, licenses, regulatory relationships, obligations, revenues, projections, business, customer base, business operations and tax liabilities of the Bank are as represented herein and to the Buyer's sole satisfaction. Confirmation of the customer base shall include the right of Buyer to contact such customers and conduct such due diligence investigation relating to customer relations as Buyer deems necessary or appropriate. If Buyer determines within ninety (90) days from the receipt of all of the Bank's Information, that, in Buyer's sole judgment and absolute discretion, for any reason or no reason, that the Bank and the above items are not suitable or desirable to Buyer, Buyer shall give Sellers written notice thereof and Buyer shall thereafter be released from all further obligations under this Agreement, except with regard to Section 8(n).

         3. Representations, Warranties and Covenants of Sellers. Each of Sellers hereby represents and warrants unto, and covenants with, Buyer as follows:

                  (a) He, she or it, as the case may be, is the record and beneficial owner of the number of Sellers' Shares specified on the signature page of this Agreement and at the Closing will deliver good and marketable title to his, her or its Shares free and clear of all liens, claims, encumbrances, pledges, options, charges and assessments. Except for shares of the Preferred Stock, the Sellers do not own or hold any rights to acquire any additional shares of the capital stock of the Bank (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares. Upon payment for, and delivery of, the Shares in accordance with the terms of this Agreement, Buyer will be the owner of the Shares, free and clear of any adverse claims.



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                  (b) He, she or it, as the case may be, will use his or her best efforts to assist Buyer in obtaining all corporate, governmental or similar approvals or consents.

                  (c) This Agreement constitutes the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Sellers have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and any and all closing documents and to perform their obligations under this Agreement and the Sellers' closing documents.

                  (d) To the best of Seller's knowledge, there exist no contingencies or liabilities which would have a material adverse effect on (i) the Bank or its financial condition, business, operations, properties or assets, or (ii) the consummation of the transactions herein contemplated. There is no event, circumstance, situation or fact known to any of the Sellers which has not been disclosed to the Buyer and which, if disclosed, would reasonably be expected to affect the decision of the Buyer to enter into this Agreement.

         4. Reserved.

         5. Representations, Warranties and Covenants of Buyer. Buyer hereby represents and warrants unto, and covenants with, Sellers as follows:

                  (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

                  (b) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

                  (c) Buyer has no reason to believe that it would not be able to obtain timely regulatory approval of its acquisition of the Sellers' Shares.

                  (d) Buyer has either available cash or irrevocable funding commitments sufficient to enable it to pay the purchase price to the Sellers.

         6. Conditions to Buyer's Obligations Hereunder. The obligation of Buyer to acquire Sellers' Shares is, except as may be waived in writing by Buyer, subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

                  (a) Representations. The representations, warrants and covenants of the Sellers contained in this Agreement shall be true in all material respects, and, in addition, shall be deemed to have been made again at and as of the Closing Date and shall, (except as affected by transactions permitted by this Agreement) then be true in all material respects. Sellers shall deliver a certificate to Buyer at Closing affirming the foregoing.



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                  (b) Compliance with Terms. Sellers shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date. In addition, there shall not have occurred any event, change, development or trend in the business or financial condition of either the Bank or the operations of the Bank with respect to its assets or liabilities which could materially adversely affect the business, properties, earnings or assets of either the Bank or the value thereof, nor shall any action or proceeding have been commenced or threatened or any judgment, decree or order been entered which would materially adversely affect the business, assets or financial condition of either the Bank or the transactions contemplated by this Agreement, nor shall any law, resolution or order have been adopted, issued or announced by any governmental entity or agency which would materially adversely affect the business, assets and financial conditions of either the Bank or the transactions contemplated by this Agreement.

                  (c) No Casualty. There shall not have occurred any substantial casualty to the Bank's principal office building or its branch office as set forth in Section 4(i) of this Agreement, or to the records or data, or any major item of equipment, stored or installed therein.

                  (d) Consents to Purchase and Sale. Any third party consents, including spousal consents if applicable, as, in the opinion of counsel for Buyer, may be necessary to effect the sale of the Shares to the Buyer shall have been delivered to the Buyer in form and substance satisfactory to it.

                  (e) Regulatory Approvals and Compliance. Full compliance with, and all necessary approvals or waivers of approval of, the OTS and any other governmental authority as may have or assert jurisdiction, and all rules and regulations as may be promulgated by any of such authorities, to the entire transaction herein contemplated, shall have been secured and documentation of such approvals or waivers received by Buyer.

         7. Condition to Sellers' Obligations Hereunder. The obligation of Sellers hereunder to sell and deliver the Sellers' Shares to Buyer except as may be waived in writing by Sellers, is subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

                  (a) Representations. The representations, warrants and covenants of the Buyer contained in this Agreement shall be true in all material respects, and, in addition, shall be deemed to have been made again at and as of the Closing Date and shall, (except as affected by transactions permitted by this Agreement) then be true in all material respects. Buyer shall deliver a certificate to Sellers at Closing affirming the foregoing.

                  (b) Compliance with Terms. Buyer shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                  (c) Purchase Price. The purchase price as set forth in provision (b) of Section 1(b) of this Agreement shall have been fully paid in accordance with said provision.



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                  (d) Tender Offer. Buyer shall have made a binding tender offer which commits Buyer to purchase for cash up to 100% of Common Stock of the Bank at the purchase price set forth in Section 1(b) and up to 100% of the Bank's preferred stock at its liquidation preference plus accrued and unpaid dividends.

                  (e) Regulatory Approvals and Compliance. Full compliance with, and all necessary approvals or waivers of approval of, the OTS and any other governmental authority as may have or assert jurisdiction, and all rules and regulations as may be promulgated by any of such authorities, to the entire transaction herein contemplated, shall have been secured and documentation of such approvals or waivers received by Buyer.

         8. Covenants.

                  (a) Best Efforts. Subject to the terms and conditions of this Agreement, each of Sellers and Buyer (i) shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable consummation of the transactions contemplated herein as promptly as reasonably practicable, it being the intention of the parties that the tender offer be consummated following the Closing and (ii) shall cooperate fully with each other to that end.

                  (b) Notification. Between the date of this Agreement and the Closing Date, each party of this Agreement will promptly notify the other parties in writing if such party becomes aware of any fact or condition that causes or constitutes a breach of any other party's representations and warranties as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would be materially adverse to the other parties' interests or would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

                  (c) No Negotiation. Until such time, if any, as this Agreement is terminated, Sellers will not, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity (other than Buyer) relating to any transaction involving the sale of their Shares. Sellers will promptly inform Buyer orally and in writing of any such negotiations or discussions.

         9. Miscellaneous.

                  (a) Survival. The representations and warranties in this Agreement of all parties to the Agreement shall survive the Closing.

                  (b) Assignment; Parties Bound. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign, delegate or otherwise transfer, in whole or



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from time to time in part, to one or more Buyer affiliates. The terms, provisions and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective legal representative, successors, heirs and assigns.

                  (c) Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

                  (d) Payment of Expenses. Buyer and Sellers will each be solely responsible for the payment of their respective expenses regarding the transactions contemplated hereby.

                  (e) Fees. Sellers represent and warrant to Buyer that no corporation, firm or person is entitled to receive from them any brokerage commission or finder's fee, or any other similar fee or commission, in connection with this transaction. Buyer represents and warrants to Sellers that any such commission or fee that it has incurred or authorized, it will pay and each covenants to and agrees with the other to hold the other harmless from any such fee or commission incurred or alleged to be incurred by authorization of such party.

                  (f) Notices. Any notice provided for or permitted to be given under this Agreement by any party to the other party must be in writing, and it may be served by depositing same in the United States mail, addressed as provided for hereinbelow, postage prepaid and registered or certified, return receipt requested, or by delivering the same in person to such party, or by prepaid telegram. Notice deposited in the mail in the manner hereinabove described shall be effective upon expiration of two business days after it is so deposited. Notice given in any other manner shall be effective if and when received by the addressee. For the purposes of notice, the addresses of the parties shall be as follows:

                  If to Buyer to:                 Glenn A. LaPointe
                                            823 Congress Avenue, Suite 1000
                                            Austin, Texas 78701

                  with a copy to:                 Selman & Munson, P.C.
                                            111 Congress Avenue, Suite 1000
                                            Austin, Texas 78701
                                            Attention: Jack A. Selman
                                            Facsimile No.: 512/505-5956

                  If to Sellers to:               Ms. Anita Kibbe
                                            P.O. Box 131
                                            Falfurrias, Texas 78355

                  and                       Bracewell & Patterson, L.L.P.
                                            South Tower Pennzoil Place
                                            711 Louisiana Street, Suite 2900
                                            Houston, Texas 77002-2781
                                            Attn: William T. Luedke IV
                                            Facsimile No.: 713/221-1212



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                  (g) Waivers. Either Sellers or Buyer may by an instrument in writing extend the time for or waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants contained in this Agreement.

                  (h) Titles to Sections. The titles to and headings of sections, subsections, and paragraphs are for convenience of reference only and do not constitute a part of this Agreement.

                  (i) Entire Agreement. This instrument, together with any other instruments, documents, exhibits and certificates to be delivered pursuant to the terms hereof, together contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby.

                  (j) Amendments. This Agreement may be amended by an instrument in writing executed by each of the parties hereto.

                  (k) Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the contemplated transactions will be issued, if at all, at such time and in such manner as Buyer and Sellers mutually agree upon, provided that Buyer may make such disclosures as required under applicable securities laws without the agreement of the Sellers. Unless consented to by Buyer in advance or required by any legal requirements, prior to the Closing, Sellers shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any person.

                  (l) Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                  (m) Arbitration. Any controversy or claim arising out of this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof. The arbitration agreement set forth herein shall not limit a court from granting a temporary restraining order or preliminary injunction in order to preserve the status quo of the parties pending arbitration. Further, the arbitrator(s) shall have power to enter such orders by way of interim award, and they shall be enforceable in court. The place of such arbitration shall be in Travis County, Texas.

                  (n) Confidentiality. All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall either destroy or return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not



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apply to (i) any information which (x) the party receiving the information can establish was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or
(z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple counterparts, each of which shall be deemed an original but all of which shall be deemed as one, as of the date and year first above written.

                                             BUYER:

                                             AUSTIN FUNDING.COM CORPORATION



                                             By: /S/ GLENN A. LAPOINTE
                                                --------------------------------
                                                   Glenn A. LaPointe, President


NO. OF SHARES OWNED:                         SELLERS:



             720                                /s/ ANNA S. KIBBE
                                                --------------------------------
                                             Anna S. Kibbe



           1,245                                /s/ AVERY L.R. KIBBE
                                                --------------------------------
                                             Avery L.R. Kibbe

                                             AVERY L.R. KIBBE TRUST



             112                             By: /s/ CLYDE JOHNSON, III
                                                --------------------------------
                                                   Clyde Johnson, III, Trustee



           1,159                             /s/ SCOTT KIBBE
                                             -----------------------------------
                                             Scott Kibbe



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                                             ANNA S. KIBBE TRUST
                                             By:     BANK OF AMERICA, Trustee



              76                             By:
                                                --------------------------------
                                             Its:
                                                 -------------------------------



             141                              /s/ MARY ANN FUNK
                                             -----------------------------------
                                             Mary Ann Funk



              13                              /s/ ROBERT FUNK
                                             -----------------------------------
                                             Robert Funk



              11                              /s/ JOHN FUNK
                                             -----------------------------------
                                             John Funk



              11                              /s/ CHRISTOPHER FUNK
                                             -----------------------------------
                                             Christopher Funk



              11                              /s/ CARL FUNK
                                             -----------------------------------
                                             Carl Funk



              37                              /s/ ROBERT R. SCOTT, JR.
                                             -----------------------------------
                                             Robert R. Scott, Jr.



               8                              /s/ NEEL ANN SCOTT
                                             -----------------------------------
                                             Neel Ann Scott





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             200                              /s/ LAWRENCE J. HAUSER
                                             -----------------------------------
                                             Lawrence J. Hauser



             100                              /s/ LOUELLA P. HAUSER
                                             -----------------------------------
                                             Louella P. Hauser



             367                              /s/ PRESNALL C. CAGE
                                             -----------------------------------
                                             Presnall C. Cage



             113                              /s/ E.G. HOPPER
                                             -----------------------------------
                                             E.G. Hopper



              75                              /s/ NOVIA HOPPER OSBURN
                                             -----------------------------------
                                             Novia Hopper Osburn



              15                              /s/ JEAN MCINTYRE
                                             -----------------------------------
                                             Jean McIntyre